(Revenue Stamps)                    Duplicate
17 January 2000       Lease Agreement for Space in Building
                          Bangkok International Airport

                                                         Agreement No. 1-02/2543


This agreement is made at the Airports Authority of Thailand on 20 January 2000, between the Airports Authority of Thailand, represented by Flight Lieutenant Usar Borisuth, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called the "Lessor" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0014837 dated 14 October 1999, issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Lessee" of the other part.

Whereas the Lessor agrees to lease out and the Lessee agrees to lease the property of the Lessor for use as the business premises for selling sports clothes and equipment, toys, games, and souvenirs for children, at the Bangkok International Airport.

Therefore, both parties agree as follows :

The Lessor agrees to lease out and the Lessee agrees to lease the property according to the "Terms and Conditions of Lease" and the following Appendixes which shall be deemed part of this agreement.

         Appendix A                         Details  of   the  leased  property,
                                            lease   period,   rents,   fees  and
                                            charges,  chart showing  location of
                                            the leased premises

         Appendix B                         Performance Guarantee

         Appendix C                         Documents  showing  juristic  person
                                            registration of the Lessee,  and the
                                            person  empowered  to  sign  as  the
                                            Lessee

         Appendix D                         Others (if any)


This agreement is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.

                                  (Seal of King Power Tax Free Co., Ltd.)


                  The Lessor                                The Lessee
                  ----------                                ----------

                  - signed -                                - signed -
     (Flight Lieutenant Usar Borisuth)             (Mr. Viratana Suntaranond)


                    Witness                                   Witness
                    -------                                   -------

                  - signed -                                - signed -
             (Mr. Krit Phakhakit)              (Miss Sarinthon Chongchaidejwong)

                          Terms and Conditions of Lease


Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions

                              --------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease

         The Lessee agrees to lease the property of the Lessor, hereinafter called the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period

         The Lessor agrees to permit the Lessee to make use of the leased premises under this agreement for the period prescribed in Appendix A.

1.3      Remuneration and Method of Payment

         1.3.1 The Lessee agrees to pay remuneration to the Lessor as follows:

                  (a) Fee for entering into the agreement, Baht 5,000 (Five Thousand Baht Only) not including the value added tax;

                  (b)      Rents and charges as prescribed in Appendix A

         1.3.2 Payment of the fee for entering into the agreement under Clause 1.3.1(a) shall be made to the Lessor on the signing date of this agreement.

         1.3.3 Payment of the rents and charges as prescribed in Appendix A shall be made, on monthly basis, to the Lessor in advance by the 5th of every month.

         1.3.4 The Lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this agreement, and shall make payment to the Lessor within the due date indicated in the invoices.

         1.3.5 The Lessee agrees to be responsible for the building and land taxes and other taxes incurred from the lease under this agreement, payable under the existing and future provisions of laws, on behalf of the Lessor.

                  The rate of monthly building and land taxes indicated in Appendix A is based on the average rents the Lessee has to pay in each year. If it appears that the concerned government agency has appraised and collected higher building and land taxes, the Lessee consents to pay the increased amount to the Lessor within 30 (thirty) days from the date of receipt of the Lessor's notice.

         1.3.6 All payment under this agreement shall be made at Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, a receipt shall be issued to the Lessee as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with the cashier of Finance Division, Finance Department, or the designated person who must be a financial staff of the Lessor.

         1.3.7 If the Lessee is in default of payment of the rents, building and land taxes or other tax or other expenses payable to the Lessor under this agreement, the Lessee consents to pay penalty to the Lessor at a rate of 1.5 percent (one point five) per month of the outstanding amount for the whole period of default. A fraction of month shall be counted as one month.

                  The Lessee agrees that the first paragraph is a separate part and without prejudice to the right of the Lessor to terminate this agreement and claim for damages.

1.4      Duties and Responsibilities of the Lessee

         1.4.1 The Lessee shall not make use of the leased premises for any business other than prescribed herein, unless a written permission has been obtained from the Lessor first.

         1.4.2 The Lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, either in whole or in part, unless a written permission has been obtained from the Lessor first.

         1.4.3 Whereas the Lessor has allocated the leased premises under this agreement in lock properly, if the Lessee wishes to make counter or decorate or install any equipment or build further construction, the Lessee shall do so at the Lessee's own expense. Such undertaking must be attractive and orderly, and the materials or equipment of good quality and modern. In view of this, the Lessee shall submit the plans, charts, drawings of the decoration of the leased premises and the specifications to the Lessor for review first, and shall proceed only after a written approval has been given by the Lessor. Thereby, the construction and components shall become the property of the Lessor from the date of building, and the Lessee shall not claim for any expense or damages from the Lessor.

                  For any construction that the Lessor has permitted the Lessee to undertake as described in the first paragraph, the Lessee shall not make any renovation or change thereof, unless a written permission has been obtained from the Lessor first. If the Lessee wishes to undertake further renovation or change, besides obtaining a written permission from the Lessor, the Lessee shall also proceed according to the first paragraph.

         1.4.4 During renovation or decoration of the leased premises, the Lessee or the persons whom the Lessee has appointed or assigned or hired or ordered to perform the works for the Lessee shall strictly comply with the terms and conditions of this agreement; and should any damage occurred to the reputation or property of the Lessor or a third party under any circumstances, the Lessee shall be responsible therefor.

         1.4.5 The Lessee shall maintain the leased premises, including the adjacent area, to be in proper condition and clean at all times. If the leased premises or the adjacent area appear to be dirty, unbecoming or deteriorated, the Lessee shall arrange for cleaning or repair at the Lessee's own expense.

         1.4.6 The Lessee shall arrange to have fire extinguishers, as endorsed by the Lessor, in the leased premises at the Lessee's own expense.

         1.4.7 The Lessee shall comply, and ensure that the Lessee's attendants or the persons whom the Lessee has appointed or assigned or hired or ordered to perform the works of the
                  Lessee,   shall   comply  with  the   existing   instructions,
                  regulations and directives of the Lessor, and those to be issued in the future, and be cautious not allowing any person to take any illegal action in the leased premises, or use it as a storage or hiding place of any illegal item. In this case, if any damage occurred, the Lessee shall be liable to the Lessor for the consequences due to the action of the said persons as if having been committed by the Lessee.

         1.4.8 Throughout the lease period, the Lessee shall facilitate and permit the Lessor or the Lessor's staff to inspect the leased premises from time to time, during reasonable hours.

1.5      Rights on Use of the Lease Premises, Adjustment of Rents and Charges

         1.5.1 The Lessor shall permit the Lessee to undertake construction, decoration or improvement of the leased premises, from 1 February 2000 to 31 March 2000, without collection of the rents and charges; unless the Lessee shall completed the same and commence making use of the leased premises before 1 April 2000. The electricity, water supply and telephone charges shall be charged from the commencement date of such undertaking or from the date of the use.

         1.5.2 The area of the leased premises in Appendix A is an estimate in order to calculate the rents and charges. After the Lessee has completed the construction, decoration or improvement, the Lessor shall examine to ascertain the actual area that the Lessee shall make use, and the rents and charges shall be calculated accordingly. The Lessor's notice to the Lessee, at a later date, on the actual leased area shall be deemed part of this agreement.

         1.5.3 During the lease period, if the Lessor wishes to change, relocate, add, decrease, or request for return of the leased area, which deviates from the agreement and causes the Lessee to renovate or redecorate the leased premises accordingly, the Lessee shall proceed at the Lessee's own expense and shall not claim for any expense or damages from the Lessor.

         1.5.4 During the lease period, the Lessor reserves the right to adjust the rents and charges as deemed appropriate, which shall be notified to the Lessee in advance; thereby the Lessee consents to pay the newly adjusted rents and charges.

1.6      Termination of Agreement

         1.6.1 During the period of this agreement, if the Lessor wishes to terminate this agreement prior to the expiration date prescribe in Appendix A, the Lessor is entitled to do so; provided that a written notice must be given to the Lessee at least 30 days in advance. Thereby, the Lessee agrees not to sue or claim for any damages from the Lessor.

                  If the Lessee wishes to terminate this agreement prior to the expiration date prescribe in Appendix A, the Lessee is entitled to do so; provided that a written notice must be given to the Lessor at least 90 days in advance and that the Lessee has no outstanding payment to AAT.

         1.6.2 Each and every clause of this agreement is deemed essential. If it appears that the Lessee acts or omits to act in violation of or non-compliance with any clause herein, or becomes bankrupt, the Lessor is entitled to immediately terminate this agreement, claim for damages and forfeit the performance guarantee.

1.7      Return of the Leased Premises

         1.7.1 Upon expiration of the lease or the date of termination of this agreement by the Lessor according to Clause 1.6, as the case may be, this agreement shall end immediately. The Lessee shall arrange for demolition or removal of the Lessee's property from the leased premises and return the same to the Lessor within seven (7) days from the expiration date or termination date of the agreement, as the case may be.

         1.7.2 In failing to comply with Clause 1.7.1, the Lessee consents the Lessor to immediately repossess the leased premises and remove the Lessee's property therefrom. Furthermore, the Lessee consents to reimburse the expenses the Lessor has to pay in doing so, and should any damage occurred the Lessee shall not claim for any compensation.

         1.7.3 Besides consenting the Lessor to repossess the leased premises according to Clause 1.7.2, the Lessee also consents to pay a daily fine to the Lessor at the rate prescribed in Appendix A, from the supposed date of return of the leased premises to the date on which the Lessee and attendants vacate the leased premises and return the same or the Lessor has carried out according to Clause 1.7.2, as the case may be.

1.8      Performance Guarantee

         Unless otherwise specified in Chapter 2 of the Terms and Conditions of Lease, in entering into this agreement, the Lessee shall deposit cash or submit a Letter of Guarantee issued by a local bank for the amount equivalent to three (3) times of the rent plus the relevant service fees and monthly building and land taxes, to the Lessor as performance guarantee.

         The above performance guarantee shall be returned after the Lessee has been relieved from all obligations under this agreement.

         In case of an amendment of this agreement, resulting in an increase of the rent, the Lessee shall submit the performance guarantee to cover the increased amount accordingly.

1.9      Notice

         All notices under this agreement shall be made in writing and deemed legally forwarded if having been forwarded by one of the following :

         -        hand delivery to the concerned person of either party; or

         - registered mail to the addresses indicated by parties to this agreement in Chapter 2 herein.

1.10     Dispute

         In case any dispute has arisen in connection with this agreement, both parties agree that it shall be presented to the court in Bangkok Metropolis.

Chapter 2         Special Terms and Conditions

                  Notices

Name and address of the Lessor


                                    Airports Authority of Thailand
                                    Vibhavadi Rangsit Road
                                    Don Mueang District
                                    Bangkok 10210

                                    Tel.    535-1405, 535-1815
                                    Fax     531-5559, 535-4061


         Name and address of the Lessee


                                    King Power Tax Free Co., Ltd.
                                    26th-27th Floors, Siam Tower
                                    989 Rama I Road
                                    Pathum Wan Sub-district, Pathum Wan District
                                    Bangkok 10330

                                    Tel.    658-0020-49
                                    Fax     658-0094

                                                                      Appendix B


                              Performance Guarantee


In entering into this agreement, the Lessee has submitted the Letter of Guarantee No. 029-43-00007-1/35, dated 13 January 2000, of the Siam Commercial Bank Public Company Limited, Lak Si Branch, for Baht 121,324.50 (One Hundred Twenty-One Thousand Three Hundred Twenty-four Baht Fifty Satang) to the Lessor as performance guarantee for compliance with this agreement.

The performance guarantee submitted by the Lessee in the first paragraph shall be returned after the Lessee has been relieved from all obligations under this agreement.

(Official Emblem)
                 THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED

                               Letter of Guarantee

029-60-00311-6
No. 029-43-00007-1/35                                         13 January 2000

We, the Siam Commercial Bank Public Company Limited, Lak Si Branch, with offices at 99/50 Chaeng Watthana Road, Talat Bang Khen Sub-district, Lak Si District, Bangkok Metropolis, hereby issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has entered into the Lease Agreement No. 1-02/2543 for leasing space in a building of the Bangkok International Airport, and performance guarantee is required by the Airports Authority of Thailand, for an amount of Baht 121,324.50 (One Hundred Twenty-One Thousand Three Hundred Twenty-four Baht Fifty Satang).

2. We consent to bind ourselves as the guarantor of King Power Tax Free Co., Ltd. to the Airports Authority of Thailand for an amount not exceeding Baht 121,324.50 (One Hundred Twenty-One Thousand Three Hundred Twenty-four Baht Fifty Satang). That is, if King Power Tax Free Co., Ltd. fails to comply with the agreement entered with the Airports Authority of Thailand, or is in breach of any clause of the said agreement, thereby the Airports Authority of Thailand is entitled to forfeit the performance guarantee or impose fines to and/or claim for damages from King Power Tax Free Co., Ltd., we shall promptly make the payment on behalf and without requesting King Power Tax Free Co., Ltd. to make such payment first.

3. We acknowledge and consent in case the Airports Authority of Thailand has given an extension or leniency for compliance with the agreement to King Power Tax Free Co., Ltd., provided that the Airports Authority of Thailand shall notify us without delay.

This Letter of Guarantee is valid from 17 January 2000 to 16 July 2003.

As evidence, we, the Siam Commercial Bank Public Company Limited, Lak Si Branch, by the undersigned who are empowered to enter juristic act binding the bank, hereunder sign our names and affixed the seal.

    (Seal of the Siam Commercial Bank Public Company Limited, Lak Si Branch)
                 - signed -                 - signed -             Guarantor

           (Mrs. Sukri Dankul)         (Mr. Wipat Lamaikae)
                                            - signed -             Witness
                                     (Mr. Thitiphon Suksomchit)
(Revenue Stamps)                            - signed -             Witness
 B3-1 182366                         (Miss Thanyaphon Songsri)


                                                                      Appendix A
                                                                      (2 sheets)
              Details of Rents and Location of the Leased Premises      Page 1
              ----------------------------------------------------
                  Agreement No. 1-02/2543 dated 21 January 2000
                  ---------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                Area   Rents       Rent      Service Fee  Building/     Fine            Lease Period
       Leased Premises          Sqm.  Baht/Sqm.  Baht/Month  Baht/Month   Land Tax
                                      Per month                           Baht/Month  Baht/Day      From              To
-----------------------------  -----  ---------  ----------  -----------  ----------  --------  -------------  -------------
Space in the Arrival Hall
the 1st Floor, southern side   38.00    750.00    28,500.00    4,275.00    3,562.50   2,422.50   1 Apr. 2000    31 Mar. 2003
Int'l Passenger Terminal 1
Bangkok International Airport

----------------------------------------------------------------------------------------------------------------------------

                           (Seal of King Power Tax Free Co., Ltd.)

The Lessor                                The Lessee
----------                                ----------


             - signed -                                   - signed -
   (Flight Lieutenant Usar Borisuth)              (Mr. Viratana Suntaranond)


Witness                                   Witness
-------                                   -------


             - signed -                                   - signed -
        (Mr. Krit Phakhakit)                  (Miss Sarinthon Chongchaidejwong)